                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-36157, Form S-8 No. 33-54164, Form S-8 No. 333-05461 and Form
S-8 No. 333-05485) pertaining to the stock option plans of Fuqua Enterprises, Inc. of our report dated February 20, 1997, except for the last paragraph of
Note 2, as to which the date is February 26, 1997, with respect to the consolidated financial statements and schedule of Fuqua Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.





                                             /s/ Ernst & Young LLP
                                             -----------------------------------
                                             ERNST & YOUNG LLP



Atlanta, Georgia
March 21, 1997